FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2020 First Quarter Financial Results

GREENSBORO, NC — August 1, 2019 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2020 first quarter, ended June 29, 2019. On a GAAP basis, revenue for Qorvo’s fiscal 2020 first quarter was $776 million, gross margin was 37.9%, operating income was $55 million and diluted earnings per share was $0.33. On a non-GAAP basis, gross margin was 46.2%, operating income was $190 million and diluted earnings per share was $1.36.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered a strong June quarter, highlighting our technology portfolio and operational excellence. We effectively managed our business and capitalized on underlying growth drivers in our markets despite global trade and economic headwinds. Looking forward, Qorvo’s products and technologies position us to lead as 5G ramps and IoT proliferates.”

Strategic Highlights

•	Expanded GaN shipments into S-band (2-4 GHz) and C-band (4-8 GHz) applications for defense radar programs, complementing strong presence in high frequency bands up through millimeter wave

•	Selected to supply wideband GaN amplifiers for low Earth orbit satellites enabling OneWeb™ space-based internet connectivity anywhere in the world

•	Expanded Wi-Fi 6 portfolio with high-frequency 5 GHz BAW filters and secured design win for BAW-based iFEM enabling industry-leading range, throughput and signal integrity

•	Secured design wins for coexistence BAW filters and LNAs in support of General Motors®, Volkswagen® and other automotive OEMs

•	Extended power management technologies into new verticals and delivered power management solutions supporting a range of applications, including Skil® power tools

•	Selected by leading Korea-based smartphone manufacturer to supply antenna tuning, high-band and ultra-high band solutions for 5G marquee device ramping in 2019

•	Secured design win at a leading China-based OEM to supply complete set of low-, high- and ultra-high-band solutions for upcoming 5G smartphone

•	Supplied Samsung® with antenna tuning, high-band PAD and Wi-Fi iFEM for mass market Galaxy ATM series, significantly expanding product and dollar content in the mid-tier

•	Commenced volume shipments of band 1/3/7 BAW-based hexaplexers, enabling higher orders of carrier aggregation for the export market, to multiple leading China-based smartphone OEMs

•	Received orders for newly released BAW-based antennaplexers and awarded first design win for programmable 5G antenna tuner capable of performing aperture and impedance tuning

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Qorvo delivered June quarter results above revised guidance on strong operating performance and increased overall mobile demand, including select product shipments to Huawei late in the quarter. Our record June quarter free cash flow reflects strong operating income generation, working capital effects, and capex discipline. Our outlook for the September quarter considers seasonal ramps offset by the continued impact of U.S. Department of Commerce trade restrictions.”

Qorvo currently believes the demand environment in its end markets supports the following expectations for the September 2019 quarter:

•	Quarterly revenue in the range of $745 million to $765 million

•	Non-GAAP gross margin of approximately 46% to 46.5%

•	Non-GAAP diluted earnings per share of $1.30 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended June 29, 2019	For the quarter ended March 30, 2019	Change vs. Q4 FY 2019
Revenue	$775.6	$680.9	$94.7
Gross profit	$294.3	$266.6	$27.7
Gross margin	37.9%	39.2%	-1.3	ppt
Operating expenses	$239.1	$202.5	$36.6
Operating income	$55.2	$64.0	$(8.8)
Net income	$39.5	$61.5	$(22.0)
Weighted average diluted shares	121.1	124.1	(3.0)
Diluted EPS	$0.33	$0.50	$(0.17)

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended June 29, 2019	For the quarter ended March 30, 2019	Change vs. Q4 FY 2019
Gross profit	$358.0	$328.2	$29.8
Gross margin	46.2%	48.2%	-2.0	ppt
Operating expenses	$167.9	$160.8	$7.1
Operating income	$190.1	$167.4	$22.7
Net income	$165.3	$150.9	$14.4
Weighted average diluted shares	121.1	124.1	(3.0)
Diluted EPS	$1.36	$1.22	$0.14

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended June 29, 2019	For the quarter ended June 30, 2018	Change vs. Q1 FY 2019
Revenue	$775.6	$692.7	$82.9
Gross profit	$294.3	$236.7	$57.6
Gross margin	37.9%	34.2%	3.7	ppt
Operating expenses	$239.1	$255.9	$(16.8)
Operating income (loss)	$55.2	$(19.2)	$74.4
Net income (loss)	$39.5	$(30.0)	$69.5
Weighted average diluted shares	121.1	126.2	(5.1)
Diluted EPS	$0.33	$(0.24)	$0.57

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended June 29, 2019	For the quarter ended June 30, 2018	Change vs. Q1 FY 2019
Gross profit	$358.0	$304.9	$53.1
Gross margin	46.2%	44.0%	2.2	ppt
Operating expenses	$167.9	$160.5	$7.4
Operating income	$190.1	$144.4	$45.7
Net income	$165.3	$124.0	$41.3
Weighted average diluted shares	121.1	129.5	(8.4)
Diluted EPS	$1.36	$0.96	$0.40
1Excludes stock-based compensation, amortization of intangibles, restructuring costs, acquisition and integration related costs, start-up costs, loss (gain) on assets, asset impairment and accelerated depreciation, loss on debt extinguishment, other expense (income) and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, accelerated depreciation, restructuring costs and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to accelerated depreciation, restructuring costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs, certain non-cash expenses, loss on debt extinguishment, other expense (income) and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the one time deemed repatriation of historical foreign earnings enacted as part of the U.S. Tax Cuts and Jobs Act, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring costs, asset impairments and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 9320794. The playback will be available through the close of business August 8, 2019.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our acquisitions and other strategic investments, including our recent acquisition of Active-Semi International, Inc., could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 29, 2019	June 30, 2018
Revenue	$775,598	$692,670

Costs and expenses:
Cost of goods sold	481,309	455,937
Research and development	118,920	110,903
Selling, general and administrative	88,979	135,930
Other operating expense	31,164	9,115
Total costs and expenses	720,372	711,885

Income (loss) from operations	55,226	(19,215)
Interest expense	(11,864)	(14,353)
Other income (expense), net	1,835	(28,561)

Income (loss) before income taxes	$45,197	$(62,129)
Income tax (expense) benefit	(5,656)	32,136

Net income (loss)	$39,541	$(29,993)

Net income (loss) per share, diluted	$0.33	$(0.24)

Weighted average outstanding diluted shares	121,123	126,198

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	June 29, 2019	March 30, 2019	June 30, 2018

GAAP operating income (loss)	$55,226	$64,047	$(19,215)
Stock-based compensation expense	24,953	12,706	19,345
Amortization of intangible assets	58,182	54,997	133,175
Restructuring costs	8,031	8,645	2,802
Acquisition and integration related costs	23,130	2,642	1,082
Asset impairment and accelerated depreciation	15,938	19,252	—
Other (including loss (gain) on assets, start-up costs and other non-cash expenses)	4,599	5,116	7,186
Non-GAAP operating income	$190,059	$167,405	$144,375

GAAP net income (loss)	$39,541	$61,517	$(29,993)
Stock-based compensation expense	24,953	12,706	19,345
Amortization of intangible assets	58,182	54,997	133,175
Restructuring costs	8,031	8,645	2,802
Acquisition and integration related costs	23,130	2,642	1,082
Asset impairment and accelerated depreciation	15,938	19,252	—
Other (including loss (gain) on assets, start-up costs and other non-cash expenses)	4,599	5,116	7,186
Loss on debt extinguishment	—	6,197	33,373
Other expense (income)	—	169	(1,107)
Adjustment of income taxes	(9,105)	(20,316)	(41,854)

Non-GAAP net income	$165,269	$150,925	$124,009

GAAP weighted average outstanding diluted shares	121,123	124,057	126,198
Dilutive stock-based awards	—	—	3,328
Non-GAAP weighted average outstanding diluted shares	121,123	124,057	129,526

Non-GAAP net income per share, diluted	$1.36	$1.22	$0.96

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	June 29, 2019		March 30, 2019		June 30, 2018
GAAP gross profit/margin	$294,289	37.9%	$266,573	39.2%	$236,733	34.2%
Adjustment for intangible amortization	40,763	5.3%	38,695	5.7%	63,245	9.1%
Restructuring costs	1,836	0.2%	—	—%	—	—%
Adjustment for stock-based compensation	3,041	0.4%	3,276	0.4%	3,500	0.5%
Accelerated depreciation	15,938	2.1%	18,266	2.7%	—	—%
Other non-cash expenses	2,089	0.3%	1,387	0.2%	1,390	0.2%
Non-GAAP gross profit/margin	$357,956	46.2%	$328,197	48.2%	$304,868	44.0%

Three Months Ended
Non-GAAP Operating Income	June 29, 2019
(as a percentage of sales)

GAAP operating income	7.1%
Stock-based compensation expense	3.2%
Amortization of intangible assets	7.5%
Restructuring costs	1.0%
Acquisition and integration related costs	3.0%
Asset impairment and accelerated depreciation	2.1%
Other (including loss (gain) on assets, start-up costs and other non-cash expenses)	0.6%
Non-GAAP operating income	24.5%

Three Months Ended
Free Cash Flow (1)	June 29, 2019
(in millions)

Net cash provided by operating activities	$257.1
Purchases of property and equipment	(50.3)
Free cash flow	$206.8

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018
GAAP research and development expense	$118,920	$112,846	$110,903
Less:
Stock-based compensation expense	6,063	5,430	5,183
Other non-cash expenses	487	1,154	454
Non-GAAP research and development expense	$112,370	$106,262	$105,266

	Three Months Ended
	June 29, 2019	March 30, 2019	June 30, 2018
GAAP selling, general and administrative expense	$88,979	$75,033	$135,930
Less:
Stock-based compensation expense	15,849	3,970	10,541
Amortization of intangible assets	17,419	16,302	69,931
Other non-cash expenses	185	231	232
Non-GAAP selling, general and administrative expense	$55,526	$54,530	$55,226

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2019	March 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$629,599	$711,035
Accounts receivable, net	326,714	378,172
Inventories	517,755	511,793
Other current assets	82,765	83,841
Total current assets	1,556,833	1,684,841

Property and equipment, net	1,309,471	1,366,513
Goodwill	2,300,912	2,173,889
Intangible assets, net	508,159	408,210
Long-term investments	97,990	97,786
Other non-current assets	153,016	76,785
Total assets	$5,926,381	$5,808,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$393,378	$393,823
Other current liabilities	58,768	41,791
Total current liabilities	452,146	435,614

Long-term debt	1,018,614	920,935
Other long-term liabilities	118,278	91,796
Total liabilities	1,589,038	1,448,345

Stockholders’ equity	4,337,343	4,359,679

Total liabilities and stockholders’ equity	$5,926,381	$5,808,024

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.5463